Exhibit 10.2

MANAGEMENT AGREEMENT
BY AND BETWEEN
TEAM NATION HOLDING CORPORATION, INC.
AND
FIRST SOUTHWESTERN TITLE COMPANY OF CALIFORNIA

THIS AGREEMENT is made by and between TEAM NATION HOLDING CORPORATION, a California corporation ("TEAM NATION") and First Southwestern Title Company of California, a California corporation ('"FIRST SOUTHWESTERN TITLE") (collectively, the "Parties").

RECITALS

A. FIRST SOUTHWESTERN TITLE is incorporated under the laws of the State of California and is a licensed underwritten title company license, including the conduct of an escrow business, ln Alameda, Contra Costa, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego, San Francisco, Santa Barbara and Ventura counties, California.

B. TEAM NATION is incorporated under the laws ofthe State of California and is a licensed underwritten title company authorized to conduct the business of title insurance in Los Angeles and Orange counties, Califomia.

C. The Parties have agreed that it is in their best interests and the interests of their respective shareholders, that TEAM NATION provide the management services set forth herein to FIRST SOUTHWESTERN TITLE.

AGREEMENT

l. Contractor Retention and Term of Agreement

FIRST SOUTHWESTERN TITLE hereby retains and contracts with TEAM NATION to provide management services for its underwritten title company operations in Los Angeles and Orange counties, California. This Agreement shall be effective for an initial term of two (2) years (the "Initial Term") from the effective date and shall be renewed automatically thereafter for succeeding terms of one (l) year each (the "RenewaI Terms") unless either party notifies the other party of its intent not to renew at least sixty (60) days before the expiration of the Initial Term or any Renewal Term.

2. Termination

This Agreement may be terminated:

(a) Upon thirty (30) days advance written notice from either party alter the occurrence of:

(i) A material failure by either party to fulfill its obligations under this Agreement and failure of the breaching party to cure the default to the reasonable satisfaction ofthe nombreaohing party within thirty days of receiving written notice from the non-breaching party specifying the default; or

(ii) The dissolution of either party, or the commencement of any action seeking liquidation, insolvency, receivership or bankruptcy, voluntary or involuntary;

(b) The mutual written agreement of TEAM NATION and FIRST SOUTHWESTERN TITLE.

3. Scope of Authority

TEAM NATION has no authority, nor shall it represent itself as having authority, to act in any manner other than is specifically authorized by this Agreement or other written authority provided by FIRST SOUTHWESTERN TITLE to TEAM NATION.

4. Territory

TEAM NATION 's authority to provide management services to FIRST SOUTHWESTERN TITLE shall be limited to Los Angeles and Orange counties, California.

5. Compliance With Applicable Law

(a) TEAM NATION shall comply with all applicable laws, rules and regulations of the State of California in the provision of management services pursuant to this Agreement. TEAM NATION hereby agrees to defend and indemnify FIRST SOUTHWESTERN TITLE against any claim, action or loss arising out of any allegation, claim or accusation, whether or not the allegation, claim or accusation is groundless, that, as the direct result of the unauthorized actions or omissions of TEAM NATION in the provision of the services enumerated in Section 7 below, and solely because of the unauthorized acts or omissions of TEAM NATION, the FIRST SOUTHWESTERN TITLE has not complied with the laws, rules or regulations of this State relating to the management functions provided by TEAM NATION.

(b) FIRST SOUTHWESTERN TITLE hereby agrees to indenmify and defend TEAM NATION against any claim, action or loss arising from any allegation, claim or accusation, whether or not the allegation, claim or accusation is groundless. that FIRST SOUTHWESTERN TITLE has not complied with the laws. rules or regulations of the State of California in the conduct of its business when such allegation, claim or accusation relates (i) to conduct or obligations not within TEAM NATION's management authority pursuant to this Agreement;. (ii) to conduct or obligations as to which FIRST SOUTHWESTERN TITLE has exercised its ultimate control and approval powers pursuant to Section 7 below contrary to TEAM NATION's advice; (iii) to conduct engaged in by a Shareholder or by an agent or representative of a Shareholder; or (iv) to actions TEAM NATION has taken at the express direction of FIRST SOUTHWESTERN  TITLE.

6. Indemnification

(a) TEAM NATION hereby agrees to defend and indenntity FIRST SOUTIIWESTERN TITLE against any claim, action or loss arising out of any allegation, claim or accusation, arising from TEAM NAT'ION 's negligence, or willful or reckless misconduct in the performance of its obligations under this Agreement, provided, however, that: (i) FIRST SOUTHWESTERN TITLE provides TEAM NATION with prompt written notice of any such allegation, claim or accusation of which it becomes aware, (ii) TEAM NATION shall have control of the investigation and defense of any such allegation, claim and accusation and of all proceedings relating thereto, and (iii) FIRST SOUTHWESTERN TITLE shall cooperate with TEAM NATION , at TEAM NATION's expense, in the investigation and defense of any such allegation, claim or accusation.

(b) FIRST SOUTHWESTERN TITLE hereby agrees to defend and indemnify TEAM NATION against any claim, action or loss arising out of any allegation, claim or accusation, arising from FIRST SOUTHWESTERN TITLE's negligence or willful or reckless misconduct in the performance of its rights or obligations under this Agreement, provided, however, that: (I) TEAM NATION provides FIRST SOUTHWESTERN TITLE with prompt written notice of any such allegation, claim or accusation of which it becomes aware, (ii) FIRST SOUTHWESTERN TITLE shall have control of the investigation and defense of any such allegation, claim and accusation and of all proceedings relating thereto, and (iii) TEAM NATION shall cooperate wit.hFIRST SOUTHWESTERN TITLE, at FIRST SOUTHWESTERN TITLE's expense, in the investigation and defense of any such allegation, claim or accusation.

7. Services to be Provided

(a) FIRST SOUTHWESTERN TITLE hereby engages TEAM NATION to provide the following services which are to be provided in consultation with FIRST SOUTHWESTERN TITLE and subject to FIRST SOUTHWESTERN TITLE's ultimate control and approval with respect to its proposed operations in Los Angeles and Orange counties, California. TEAM NATION is and at all times shall be an independent contractor and not an employee of FIRST SOUTHWESTERN TITLE. TEAM NATION shall devote and designate such persons as it deems necessary and desirable to perform the following obligations under this Agreement:

(i) Provision of underwriting advice for consideration by FIRST SOUTHWESTERN TITLE.

(ii) Doing any and all things which in the discretion of TEAM NATION, after having first received the approval of FIRST SOUTHWESTERN TITLE, may be necessary or convenient in the administration of FIRST SOUTHWESTERN TITLE's day-to-day operations.

(iii) In consultation with FIRST SOUTHWESTERN TITLE and upon receipt of approval from FIRST SOUTHWESTERN TITLE, coordinating and overseeing the preparation and posting of cash receipts and cash disbursements, preparation of payroll, maintenance of the general ledger, preparation of trial balances, preparation and review of budgets, preparation of statistical reports and reconciliation of bank accounts.

(iv) Coordinating and overseeing the preparation of all TEAM NATION statements, including, but not limited to, the annual and quarterly statutory TEAM NATION statements, which statements shall be the sole and exclusive responsibility of FIRST SOUTHWESTERN TITLE.

(v) In consultation with FIRST SOUTHWESTERN TITLE and following approval from FIRST SOUTHWESTERN TITLE, coordinate and oversee the management and supervision of the employees of FIRST SOUTHWESTERN TITLE in the discharge of their employment obligations to FIRST SOUTHWESTERN TITLE.

(vi) Such other general and administrative services, including, but not limited to, the preparation of contracts, legal Instruments and other documenu, as FIRST SOUTHWESTERN TITLE may reasonably request in the ordinary course of FIRST SOUTHWESTERN T1TLE's business.

(b) Except for the matters and losses that are inclernniried by TEAM NATION under paragraphs 5 and 6 above, It ls understood and agreed that any actions undertaken by TEAM NATION on behalf of FIRST SOUTHWESTERN TITLE, pursuant to the terms of this Agreement, shall be the sole and exclusive responsibility of FIRST SOUTHWESTERN TITLE.

(c) Concurrently with the execution of this Apeement, and as a condition precedent to FIRST SOUTHWESTERN TITLE's performance of its obligations under this Agreement, TEAM NATION when and where deemed necessary will enter into on behalf of FIRST SOUTHWESTERN TITLE or otherwise secure an agreement with __________ or another reputable, qualified and appropriately licensed title company or entity to provide the following computerized research and title plant services for a fixed fee equal to the actual cost per file for using such facilities:

(i) Title search, including without limitation, chain of title information per title;

(ii) Tax search, including without limitation, bonds end assessments per file;

(iii) Copies of documents affecting each title file;

(iv) Starters on each file, when available;

(v) General Index information on all sellers, buyers and borrowers;

(vi) Maps on all files;

(vii) Court Case Opinions, when required;

(viii) Typing or keying of Tit1e Reports: .

(ix) Document fall out on all open files; and

(x) Typing of Title Policy upon closing of transactions.

8. Reimbursement for Costs Incurred - Management Fees

(a) FIRST SOUTHWESTERN TITLE shall promptly reimburse TEAM NATION for all reasonable business expenses incurred by TEAM NATION in the performance of TEAM NATION 's duties under this Agreement; provided that (i) each such expenditure is of a nature to qualify as a proper deduction on the federal and state income tax of the FIRST SOUTHWESTERN TITLE or be approved by FIRST SOUTHWESTERN TITLE in advance, and (ii) TEAM NATION furnishes to the FIRST SOUTHWESTERN TITLE adequate records and other documentary evidence required by the statutes and regulations of federal and state taxing authorities for the substantiation of such expenditures as business expense deductions.

(b) As compensation for the services to be performed hereunder, FIRST SOUTHWESTERN TITLE shall pay a management fee to TEAM NATION in a sum equal to _____________ per month. Payment of the required fee shall be made monthly on or before the fifteenth (15th) day of the month irnrnediately following the month for which the fee is due, commencing on the fifteenth  (15th ) day of the month following the first month in which TEAM NATION begins services to FIRST SOUTHWESTERN TITLE under this Agreement, and each month thereafter until this Agreement is terminated.

9. Obligations of FIRST SOUTHWESTERN TITLE

It is agreed and understood by the Parties that this Agreement is made and intended to provide FIRST SOUTHWESTERN TITLE with certain rnanagernent services. It is recognized that the services to be provided by TEAM NATION are intended to assist FIRST SOUTHWESTERN TITLE in the conduct of a full service underwritten title company. It is further recognized that over time as FIRST SOUTHWESTERN TITLE matures the services to be provided by TEAM NATION may be reduced and ultimately eliminated. Therefore, this agreenrent is not intended to effect e change in, nor shall it in fact effect a change in, the ultimate responsibility and/or control of FIRST SOUTHWESTERN TITLE during the period of time this Agreement is in effect. To that end, it is understood and agreed by the Parties, tbat FIRST SOUTHWESTERN TITLE and not TEAM NATION, shall have the sole and exclusive control of and responsibility for:

(a) all investments of FIRST SOUTHWESTERN TITLE;

(b) all tax obligations of FIRST SOUTHWESTERN TITLE;

(c) all corporate accounts and records of FIRST SOUTHWESTERN TITLE;

(d) all expenses of examination and related activities;

(e) government expenses and fees and expenses of trade associations;

(f) all records of business conducted by FIRST SOUTHWESTERN TITLE shall be owned exclusively by FIRST SOUTHWESTERN TITLE;

(g) all underwriting decisions made on behalf of FIRST SOUTHWESTERN TITLE; all claims adjustments and claims payments by FIRST SOUTHWESTERN TITLE;

(h) the collection and deposit of prerniums and charges made for title and escrow services performed by FIRST SOUTHWESTERN TITLE;

(i) the general operating costs of FIRST SOUTHWESTERN TITLE, including, but not limited to leasehold sites, furniture, fixtures and equipment, advertising and sales promotion costs; and the employment and termination of FIRST SOUTHWESTERN TITLE employees.

10. Confidentiality

TEAM NATION understands and agrees that any files or other work product, or any copy thereof which is prepared by or on behalf of FIRST SOUTHWESTERN TITLE by TEAM NATION in the performance of its duties pursuant to this Agreement shall be and is the property of FIRST SOUTHWESTERN TITLE.

TEAM NATION understands and agrees that FIRST SOUTHWESTERN TlTLE's customer lists, market reports, internal papers and documents which may become known to TEAM NATION during the term of this Agreement or subsequent to its termination are solely the property of FIRST SOUTHWESTERN TITLE and are confidential records of FIRST SOUTHWESTERN TITLE; further that such information extends to and includes without limitation, information contained or included in title and escrow files maintained by FIRST SOUTHWESTERN TITLE. Other than in the course of normal title and escrow business, TEAM NATION agrees not to disclose any such records or the information contained in or on those records to any other person or entity during the term of this Agreement or at any time thereafter.

11. Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the Parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

12. Counterpart Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Sole Benefits

Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any person other than the Parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision of this Agreement give any third persons any right of subrogation or action over against any party to this Agreement.

14. Non-Assignment

Neither party may assign its rights or delegate its duties under this Agreement. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the Parties to it and their respective heirs, legal representatives and successors.

l5. Attorneys Fees

lf any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attomeys, fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

16. Applicable Law

This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

17. Further Assurances

Each party agrees to execute and deliver such additional documents as may reasonably be necessary to carry out the purpose of this Agreement.

18. Partial Invalidity

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the effect of such treatment would be inconsistent with the overall purposes of this Agreement and deprive a party of substantial benefits of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed on this 24th day of October 2007.

TEAM NATION

By: /s/
Its: Director

FIRST SOUTHWESTERN TITLE COMPANY OF CALIFORNIA
By: /s/
Its: President